                             [State of Florida Logo]



I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of MAGICWORKS ENTERTAINMENT INTERNATIONAL, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P93000019649.




















                                                Given under my hand and the
                                             Great Seal of the State of Florida
   [State of Florida Seal Logo]            at Tallahassee, the Capitol, this the
                                                Twelfth day of October, 1998

                                                     /s/ Sandra B. Mortham

                                                             Sandra B. Mortham
                                                             Secretary of State


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                                STATE OF FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                             MAGIC PROMOTIONS, INC,



         THE UNDERSIGNED, ACTING AS THE INCORPORATOR OF A CORPORATION UNDER THE FLORIDA GENERAL CORPORATION ACT, ADOPTS THE FOLLOWING
ARTICLES OF INCORPORATION:

         FIRST: THE NAME OF THE CORPORATION IS MAGIC PROMOTIONS, INC.

         SECOND: THE PERIOD OF ITS DURATION IS PERPETUAL.

         THIRD: THE DATE AND TIME OF THE COMMENCEMENT OF THE CORPORATE EXISTENCE IF OTHER THAN THE TIME OF FILING OF ARTICLES BY THE DEPARTMENT OF STATE IS IMMEDIATELY UPON FILING BY THE DEPARTMENT OF STATE.

         FOURTH: THE PURPOSE OR PURPOSES FOR WHICH THE CORPORATION IS ORGANIZED
ARE:

         TO ENGAGE IN THE TRANSACTION OF ANY OR ALL LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE PROVISIONS OF THE FLORIDA GENERAL CORPORATION ACT.

         FIFTH: THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS:

                  One Thousand (1,000) common shares at a par value of One Dollar ($1.00) per share.

         SIXTH: PROVISIONS GRANTING PREEMPTIVE RIGHTS ARE: None

         SEVENTH: PROVISIONS FOR THE REGULATION OF THE INTERNAL AFFAIRS OF THE CORPORATION ARE: None.




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         EIGHTH: THE PRINCIPAL OFFICE, MAILING ADDRESS AND THE STREET ADDRESS OF
THE INITIAL REGISTERED OFFICE OF THE CORPORATION IS 1117 Floridian Court, Cape Coral, Florida 33904

                           AND THE NAME OF ITS INITIAL REGISTERED AGENT AT SUCH
ADDRESS IS Glenn Bechdel.

         NINTH: THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION IS THREE (3), AND THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE TO SERVE AS DIRECTORS UNTIL THE FIRST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND SHALL QUALIFY ARE:

              NAME                             STREET ADDRESS
              ----                             --------------
         Lee D. Marshall           9265 Olde Eight Road, Northfield, OH 44067
         Joseph Marsh              930 Washington Avenue, Miami Beach, FL 33139
         Glenn Bechdel             1117 Floridian Court, Cape Coral, FL 33904

         TENTH: THE NAME AND ADDRESS OF EACH INCORPORATOR IS!

              NAME                             STREET ADDRESS
              ----                             --------------
         Thomas M. Zwilling        Suite 700, 322 Boulevard of the Allies,
                                   Pittsburgh, PA 15222



         DATED: March 2, 1993





                                               /s/ Thomas M. Zwilling
                                               Thomas M. Zwilling, Incorporator



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COMMONWEALTH OF PENNSYLVANIA

COUNTY OF ALLEGHENY


         THE FOREGOING INSTRUMENT WAS ACKNOWLEDGED BEFORE ME THIS 3RD

DAY OF MARCH, 1993, BY THOMAS M. ZWILLING
                             (NAME OF INCORPORATOR)

OF MAGIC PROMOTIONS, INC.


                                                         /s/ Shirley A. Minchull
                                                         NOTARY PUBLIC


MY COMMISSION EXPIRES:              illegible' 96


         GLENN BECHDEL, having been designated to act as registered agent for MAGIC PROMOTIONS, INC., hereby agrees to act in this capacity.


                                                           /s/ Glenn Bechdel
                                                                   GLENN BECHDEL



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